SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                Form 8-K/A


                              Amendment No. 1


             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    November 8, 1993


                     CADMUS COMMUNICATIONS CORPORATION
          (Exact name of registrant as specified in its charter)


      Virginia                         0-12954              54-1274108
(State or other jurisdiction        (Commission           (I.R.S Employer
    of incorporation)               File Number)        Identification No.)


6620 West Broad Street, Suite 500, Richmond, Virginia          23230
    (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code          (804) 287-5680



(Former name or former address, if changed since last report.)


Item 7.  Financial Statements and Exhibits

     The following financial statements and pro forma financial information omitted from the Form 8-K/A dated November 10, 1993 in reliance upon instruction 7(a)(4) and 7(b)(2) of Form 8-K/A are filed herewith.

     (a)  Financial statements of Waverly Press

          Report of Independent Accountants

          Balance Sheets--
          June 30, 1993 and December 31, 1992 and 1991

          Statements of Operations--
          Six months ended June 30, 1993 and 1992 and
          Twelve months ended December 31, 1992 and 1991












          Statements of Divisional Equity--
          Six months ended June 30, 1993 and 1992 and
          Twelve months ended December 31, 1992 and 1991

          Statements of Cash Flows--
          Six months ended June 30, 1993 and 1992 and
          Twelve months ended December 31, 1992 and 1991

          Notes to Financial Statements

     (b) Pro forma financial statements of Cadmus Communications Corporation and Subsidiaries

          Pro Forma Consolidated Balance Sheet--
          June 30, 1993

          Pro Forma Consolidated Statement of Income--
          Year ended June 30, 1993

          Notes to Pro Forma Consolidated Financial Statements













                               WAVERLY PRESS


                 (AN OPERATING DIVISION OF WAVERLY, INC.)





                           FINANCIAL STATEMENTS
                   AND REPORT OF INDEPENDENT ACCOUNTANTS





                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of Waverly, Inc.













In our opinion, the accompanying balance sheets and the related statements of operations, of divisional equity and of cash flows present fairly, in all material respects, the financial position of Waverly Press (an operating division of Waverly, Inc.) at December 31, 1992 and 1991, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the division's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



 /s./ Price Waterhouse
Price Waterhouse
Baltimore, Maryland
November 5, 1993



            WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                               BALANCE SHEETS
(In thousands of dollars)

                                      June 30,    December 31,  December 31,
                                        1993          1992          1991
ASSETS                               (unaudited)

Current assets
  Accounts receivable, less allowance
     for doubtful accounts ($125 for
     all periods presented)            $ 8,095       $ 8,154       $ 6,539
  Inventories                            1,513         2,068         1,683
  Prepaid expenses                         147           184           192
Total current assets                     9,755        10,406         8,414

Property and equipment
   Land                                     61            61            61
   Buildings and improvements            5,593         5,593         5,472
   Machinery and equipment              24,579        24,091        23,396
   Construction in progress                325                         197
                                        30,558        29,745        29,126
   Less: accumulated depreciation       19,983        18,838        17,416
   Net property and equipment           10,575        10,907        11,710

Other assets
   Prepaid pension                       1,431         1,416         1,300












Total assets                           $21,761       $22,729       $21,424

LIABILITIES AND DIVISIONAL EQUITY

Current liabilities
  Accounts payable                     $ 2,319       $ 2,115       $ 1,542
  Accrued expenses                         666           739           566
  Current deferred income taxes             31            31            18
Total current liabilities                3,016         2,885         2,126

Postretirement benefit obligation        3,347         3,201             0
Deferred income taxes                      500           635         2,031
Total liabilities                        6,863         6,721         4,157

Commitments and Contingencies
   (Notes 8 and 10)
Divisional equity                       14,898        16,008        17,267

Total liabilities and divisional
        equity                         $21,761       $22,729       $21,424


See accompanying notes to financial statements


           WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                          STATEMENTS OF OPERATIONS
                          (In thousands of dollars)

                              Six Months Ended           Twelve Months Ended
                                  June 30,                   December 31,

                              1993        1992             1992        1991
                                (Unaudited)

Net sales:
  External customers        $19,162     $19,052          $37,900     $35,729
  Interdivisional sales       6,482       5,877           11,812      12,967
    Total Net Sales          25,644      24,929           49,712      48,696

Costs and expenses:
  Cost of sales (exclusive of
  depreciation shown below)  19,874      19,284           38,554      36,844
  Selling and distribution    1,148       1,241            2,416       2,287
  General and administrative  2,039       1,936            3,813       4,199
  Depreciation                1,277       1,322            2,836       2,393
    Total operating expenses 24,338      23,783           47,619      45,723

Income before taxes           1,306       1,146            2,093       2,973

Provision for income taxes      496         435              795       1,130

Income before accounting
  changes                       810         711            1,298       1,843












Cumulative effect of
  accounting changes                     (1,429)          (1,429)

Net income (loss)           $   810     $  (718)         $  (131)    $ 1,843



                       STATEMENTS OF DIVISIONAL EQUITY
                          (In thousands of dollars)

                              Six Months Ended           Twelve Months Ended
                                  June 30,                   December 31,

                              1993        1992             1992        1991
                                (Unaudited)

Beginning balance           $16,008     $17,267          $17,267     $17,642
Net earnings                    810        (718)            (131)      1,843
Net cash transferred to
  Waverly, Inc.              (1,920)       (851)          (1,128)     (2,218)
Total divisional equity     $14,898     $15,698          $16,008     $17,267


See accompanying notes to financial statements



              WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                          STATEMENTS OF CASH FLOWS
                          (In thousands of dollars)

                              Six Months Ended           Twelve Months Ended
                                  June 30,                   December 31,

                              1993        1992             1992        1991
                                (Unaudited)
Cash flows from operating activities
Net income (loss)           $   810     $  (718)         $  (131)    $ 1,843
Adjustments to reconcile
  net income (loss) to net
  cash provided by operating
  activities
  Postretirement benefit
    obligation                  146       3,171            3,201
  Depreciation                1,277       1,322            2,836       2,393
  Deferred income taxes        (135)     (1,273)          (1,383)         39
  Net periodic pension
    credit                      (15)        (65)            (116)       (160)
  (Gains) losses on sales
    of property and equipment               (25)             (48)       (345)

Change in assets and liabilities:
    Accounts receivable          59        (797)          (1,615)       (641)
    Inventories                 555          64             (385)











    Prepaid expenses             37          40                8         (49)
    Accounts payable            203         126              573        (258)
    Accrued expenses            (72)        (85)             173         144
Net cash flows from
  operating activities        2,865       1,760            3,113       2,966

Cash flows from investing activities
  Net change in property
   and equipment               (945)       (909)          (1,985)       (748)
Net cash flows used for
  investing activities         (945)       (909)          (1,985)       (748)

Cash flows from financing activities
  Net cash transferred
   to Waverly, Inc.          (1,920)       (851)          (1,128)     (2,218)
Net cash flows used for
  financing activities       (1,920)       (851)          (1,128)     (2,218)

Net increase (decrease)in cash
  and cash equivalents            0           0                0           0
Cash and cash equivalents at
  beginning of period             0           0                0           0
Cash and cash equivalents at
  end of period             $     0     $     0          $     0     $     0

See accompanying notes to financial statements

             WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS
                           (amounts in thousands)
                   Information pertaining to June 30, 1993
                            and 1992 is unaudited

Note 1 - Business operations

Waverly Press (the Division) is the trade name for the printing division of Waverly, Inc. (Waverly). The business is concentrated primarily with customers who publish periodical journals that serve members of technical and professional societies and industry associations. The business operates solely in the United States. Sales to Waverly's Periodical Division constitute between 23% and 27% of total net sales and are reflected at prices similar to that charged external customers.

Note 2 - Summary of significant accounting policies

These financial statements reflect the printing division of Waverly on a stand alone basis and, accordingly, include direct and allocated management costs of Waverly. The accounting and financial reporting policies of the Division conform to generally accepted accounting principles and reflect practices common in the printing industry.

    Revenue recognition
Sales are recognized upon shipment.

    Inventories











Inventories are principally valued at the lower of last-in, first-out (LIFO) cost or market. Such costs include raw materials, subcontract composition and printing, direct labor, and production overhead.

    Property and equipment
Property and equipment are stated at cost. Expenditures for additions and betterments also are capitalized at cost. Expenditures for repairs and maintenance are expensed as incurred. The cost and accumulated depreciation applicable to assets retired or sold are removed from the respective accounts, and gains or losses are included in the determination of income. Depreciation is computed by the straight-line method based on the estimated service lives of the assets. Service lives range from 10 to 35 years for buildings and improvements and from 3 to 10 years for machinery and equipment. Depreciation charged to operations amounted to $1,277 and $1,322 for the six months ended June 30, 1993 and 1992, respectively, and $2,836 and $2,393 for the fiscal years of 1992 and 1991, respectively.

    Concentrations of credit risk
The Division is not subject to any significant credit risk from concentrations of receivables or other assets in a particular customer group. The products and services are used primarily by professional societies.
           WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS

    Income taxes
Deferred income taxes are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. These differences principally relate to items such as retirement plans, postretirement benefits and depreciation. All tax items are determined as if the Division were a separate tax payer. The Division is included in the consolidated tax returns of Waverly.

Note 3 - Overhead Allocation

Included in costs and expenses are allocations of various corporate overhead costs. These costs are summarized below by period:

     Six months ended June 30, 1993                    $1,638
     Six months ended June 30, 1992                     1,756
     Twelve months ended December 31, 1992              3,495
     Twelve months ended December 31, 1991              3,705

The above allocations have been made to fully reflect the operating costs of the Division. These expenses are principally for executive management, finance, information systems, human resources and occupancy costs related to shared facilities. Such expenses have been allocated to their appropriate expense categories based on proportionate usage. Management believes the allocation method used is reasonable.

Note 4 - Accounting Changes

LIFO Inventory valuation - Effective January 1, 1992, Waverly changed its method of computing LIFO inventory by establishing separate LIFO pools for the printing operations and the book publishing operations. Waverly believes that the newly adopted method provides a better matching of costs with revenues under its current production processes. The cumulative effect of this accounting change as it relates to the Division for years prior to 1992 is to increase printing net income by $455. The effect of this change on reported earnings for 1992 or individual prior years is not material.

Accounting for income taxes - Effective January 1, 1992, Waverly adopted Statement of Financial Accounting Standards No. 109 (FAS 109) "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Waverly's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in the tax laws or rates. Under FAS 109, Waverly must recognize a net asset for future tax benefits of expenses recorded in the financial statements to the extent such benefits are considered more likely than not to be realized. Previously, Waverly used the FAS 96 asset and liability approach that gave no recognition to future events, other than the recovery of assets and settlement of liabilities at their carrying amounts. The new method does not have material effect on earnings reported for 1991.
            WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS


Employer's accounting for postretirement benefits other than pensions - Effective January 1, 1992, Waverly adopted the provisions of Statement of Financial Accounting Standards No. 106 (FAS 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions." This new standard requires Waverly to accrue the estimated cost of retiree benefit payments, other than pensions, during employees' active service period. Waverly previously expensed the cost of these benefits, which are principally health care, as claims and insurance premiums were paid.

Waverly has elected to recognize this change in accounting on the immediate recognition basis. The cumulative effect on the Division as of January 1, 1992, of adopting FAS 106 was to record a one-time, non cash charge against earnings of $3,038 before taxes and $1,884 (including $384 of tax benefits recognized under FAS 109) after taxes. This cumulative catch-up adjustment represents the discounted present value of expected future retiree health benefits attributable to employees' services rendered prior to January 1, 1992. The new standard will result in ongoing annual expenses for the Division, which in 1992 totaled $271 before taxes.

A summary of the cumulative effect of accounting changes is presented below:

LIFO inventory valuation                                    $   455
Accounting for income taxes                                     384
Postretirement health care benefits                          (2,268)

Cumulative effect of accounting changes                     $(1,429)


Note 5 - Employee benefit plans

     Funded pension plan











Waverly has a defined pension plan covering substantially all employees of the Division. Plan benefits are determined using a career average earnings formula. Waverly's funding policy is to contribute the amount necessary to insure that plan assets meet current plan obligations. The projected benefit obligations at December 31, 1992 and 1991 were determined using assumed discount rates of 8.22% and 8.3%, respectively. The assumed long-term rate of compensation increase is 6% per year and the assumed long-term rate of return on plan assets is 9% per year. Mortality rates and turnover rates were applied based on appropriate statistical tables and applicable experience. A summary of cost components included in the net pension credit and funded status of the plan as it relates to the Division is presented below:
          WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS



                                                          1992        1991

Service cost benefits earned in the period              $  221     $   179
Interest cost on projected benefit obligation              527         465
Amortization of loss and prior service cost                 25
Return on plan assets
     Actual                                               (517)     (1,343)
     Deferred                                             (144)        766
Amortization of unrecognized net gain at date
      of initial application of FAS 87                    (228)       (228)

Net periodic pension credit                             $ (116)    $  (161)



The funded status of the plan at December 31 is presented below:


                                                        1992       1991


Actuarial present value of:
     Vested benefit obligation                         $(5,355)  $(4,806)
     Non vested benefit obligation                        (189)     (166)

Accumulated benefit obligation                          (5,544)   (4,972)
Effect of projected salary increases                    (1,248)   (1,043)

Actuarial present value of projected benefit
   obligation                                           (6,792)   (6,015)
Market value of plan assets at end of period             7,585     7,498

Excess of plan assets over plan liabilities                793     1,483
Unamortized net gain at date of initial
   application of FAS 87                                  (682)     (910)
Unrecognized net loss                                    1,305       727

Prepaid pension expense                                $ 1,416   $ 1,300













     Savings Plan
Waverly offers an employee savings plan qualifying under Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees with more than one year's service. Employees are encouraged to make contributions to the Plan. Waverly matched 25% of such contributions up to a maximum employee contribution of 6% of annual salary. Expenses of $106 and $104 were incurred by the Division for the six month periods ending June 30, 1993 and 1992, respectively and $190 and $178 for the twelve months ending December 31, 1992 and 1991, respectively.
           WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS


     Postretirement benefits
Waverly provides certain health care benefits for retired employees. Substantially all of the Division's retirees and full-time employees are or become eligible for these benefits if they meet minimum age and service requirements. The cost of providing most of these benefits has been shared with retirees in differing proportions based on length of service and retirement date. Currently, this plan is unfunded and Waverly has no immediate plans for funding the liabilities.


Summary information on the postretirement benefit plan as it relates to the Division at June 30, 1993 and December 31, 1992 are presented below.

     Accumulated postretirement benefit obligation:

                                                  June 30      December 31
                                                    1993           1992
                                                (Unaudited)

Fully eligible, active plan participants
   accounting for the accumulated post-
   retirement benefit obligation                   $3,347         $3,201
Retirees                                              -              -
Claims paid                                           -              -

Accrued postretirement benefit obligation          $3,347         $3,201


Net periodic postretirement benefit cost for the six months ended June 30, 1993 and 1992 and for the twelve months ended December 31, 1992 includes the following components:

                              Six months ended         Twelve months ended
                                   June 30,                 December 31,
                                1993      1992                  1992
                                 (Unaudited)

Service cost of benefit
   earned                       $ 47      $ 16                 $ 34
Interest cost on accumulated
   obligation                     99       119                  237

Net periodic cost               $146      $135                 $271


The discount rate used in determining the accumulated postretirement benefit obligation (APBO) was 7.8% for 1993 and 8.1% for 1992. The assumed health care cost trend used in measuring the APBO was 15% in 1992, and 14% in 1993 declining incrementally to 6% in the ninth year.
            WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS


If the health care cost trend rate assumption were increased by 1%, the APBO would be increased by approximately $248 in each period represented. The effect of this change on the sum of the service cost and interest cost components of net periodic postretirement would be to increase annually by approximately $23.

Note 6 - Inventory

The period end inventories consist of the following:

                                   June 30                December 31
                                     1993              1992        1991
                                 (Unaudited)

Work-in process                    $  717            $1,352      $  895
Raw materials                         796               716         788

                                   $1,513            $2,068      $1,683


If the FIFO method of inventory valuation had been used by the Division, inventories would have been $2,111, $2,071, and $1,932 higher than reported at June 30, 1993, December 31, 1992 and December 31, 1991, respectively.

Note 7 - Incentive plan

Waverly has an incentive plan for virtually all employees under which the amount available for bonuses is based on achievement of profit targets and individual performance goals. Compensation earned under the Plan as it relates to the division was $212 and $609 for the annual periods of 1992 and 1991 respectively. There was $316 and $143 accrued for the six month periods ending June 30, 1993 and 1992, respectively.

Note 8 - Lease commitments

The Division has various operating lease commitments through 1999 relating principally to its computer equipment. Rental expense for operating leases was $36 and $33, for the twelve month periods ending December 31, 1992 and 1991. Future minimum rental payments through 1991 approximate $30 per annum.

          WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS













Note 9 - Income taxes

The provision for income taxes as if the Division were a separate tax payor is presented below:

                              Six months ended         Twelve months ended
                                  June 30,                 December 31,
                              1993        1992         1992           1991
                                (Unaudited)

Current provision
     Federal                  $ 530       $ 465          $  859      $  916
     State                      101          89             164         175

                                631         554           1,023       1,091

Deferred Provision
     Federal                   (113)       (100)           (192)         33
     State                      (22)        (19)            (36)          6

                               (135)       (119)           (228)         39

Provision for income taxes    $ 496       $ 435          $  795      $1,130


Deferred income tax provisions resulting from differences between accounting for financial statement purposes and accounting for tax purposes were as follows:

                              Six months ended         Twelve months ended
                                  June 30,                 December 31,
                              1993        1992         1992           1991
                                (Unaudited)


Depreciation                  $ (80)      $(115)       $ (229)        $(25)
Pension                           6          25            44           61
Postretirement obligation       (61)        (28)          (56)
Other                                        (1)           13            3

                              $(135)      $(119)        $(228)        $ 39


Income tax balance sheet accounts represent the deferred payable to Waverly resulting from tax accounting effects.
            WAVERLY PRESS, AN OPERATING DIVISION OF WAVERLY, INC.
                        NOTES TO FINANCIAL STATEMENTS


The difference between the provision for income taxes and income taxes computed using the U.S. federal tax rate of 34% was as follows:


                              Six months ended         Twelve months ended











                                  June 30,                 December 31,
                              1993        1992         1992           1991
                                (Unaudited)

Computed expected tax expense $444        $390         $712           $1,011
State taxes, net of federal
   tax benefit                  52          45           83              119

Provision for income taxes    $496        $435         $795           $1,130
Effective tax rate              38%         38%          38%              38%



Note 10 - Subsequent Event

The Division is subject to federal, state, and local laws and regulations concerning the environment. The Division has recently become aware that potential ground and inside air contamination may exist at its Easton, Maryland printing facility. Waverly is conducting an environmental study of the site. This study is designed to determine the extent of any contamination at the site, identify various alternatives for remediation and recommend remedial action, if necessary. Based upon information available at this time, the cost of the ultimate resolution of this matter is not expected to exceed $300 and could be substantially lower. Waverly will absorb any costs related to the remediation and monitoring of environmental problems.
                      CADMUS COMMUNICATIONS CORPORATION
                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated financial statements of Cadmus Communications Corporation and Subsidiaries (the Company) give effect to the acquisition of Waverly Press (the Acquired Company), an operating division of Waverly, Inc., on November 1, 1993, as if such transaction had occurred as of July 1, 1992 for the Statement of Income and as of June 30, 1993 for the Balance Sheet.

     The pro forma information is based on the historical financial statements of the Acquired Company giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the Pro Forma Consolidated Statement of Income and Balance Sheet.

     The pro forma information does not purport to be indicative of the combined results of operations or financial position that would have been reported had the transaction taken place as of July 1, 1992 with respect to the Statement of Income data and as of June 30, 1993 with respect to the Balance Sheet data as the case may be, or future results of operations or financial position of the Company. The Pro Forma Consolidated Statement of Income and Balance Sheet should be read in conjunction with the Company's separate historical consolidated financial statements and related notes thereto, not included herein, and the historical financial statements and notes thereto of the Acquired Company included elsewhere herein.




















                      CADMUS COMMUNICATIONS CORPORATION
              PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
                          Year Ended June 30, 1993
                               (in thousands)


                           Historical
               Cadmus Communications       The     Adjustments
                  Corporation and       Acquired       for
                    Subsidiaries         Company   Acquisition     Pro Forma
Assets
Current assets
  Cash and cash equivalents  $ 2,206     $           $            $  2,206
  Accounts receivable, less
    allowance for doubtful
    accounts                  35,768       8,095        (100)(a)    43,763
  Inventories                 10,263       1,513       2,111 (b)    13,887
  Prepaid expenses               529         147                       676
    Total current assets      48,766       9,755       2,011        60,532

Other assets                   5,224                                 5,224
Prepaid pension                            1,431      (1,431)(c)
Investment in joint venture    6,499                                 6,499
Property, plant & equipment,
  (net)                       65,983      10,575      (3,631)(a)    72,927
Goodwill and intangibles       7,717                                 7,717
Total Assets                $134,189     $21,761     $(3,051)     $152,899

Liabilities and Equity
Current liabilities
  Short-term borrowings     $  4,000     $           $            $  4,000
  Current maturities of
    long-term debt             3,234                                 3,234
  Accounts payable            11,898       2,319                    14,217
  Accrued expenses
    Compensation               8,839         552         121 (d)     9,512
    Other                      4,256         114                     4,370
  Deferred income taxes                       31         (31)(c)
Total current liabilities     32,227       3,016          90        35,333

Long-term debt                43,249                  15,604 (e)    58,853
Other long-term
  liabilities                  5,376       3,347      (3,347)(c)     5,376
Deferred income taxes          2,644         500        (500)(c)     2,644
Equity
  Common stock                 2,974                                 2,974
  Capital in excess of
    par value                 11,594                                11,594
  Retained earnings           36,125                                36,125











  Divisional equity                       14,898     (14,898)(f)
Total equity                  50,693      14,898     (14,898)       50,693
Total Liabilities & Equity  $134,189     $21,761     $(3,051)     $152,899

See notes to unaudited pro forma consolidated financial statements CADMUS COMMUNICATIONS CORPORATION
           PRO FORMA CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                          Year Ended June 30, 1993
                    (in thousands, except per-share data)


                            Historical
                 Cadmus Communications     The      Adjustments
                    Corporation and     Acquired        for
                      Subsidiaries       Company    Acquisition     Pro Forma

Net sales                   $198,126     $50,427    $               $248,553

Operating expenses
  Cost of sales              143,333      41,544     (1,422) (a)     183,456
  Selling and
    administrative            43,991       6,630     (  810) (a,b)    49,810

Operating income              10,802       2,253      2,232           15,287

Financial and other expenses
  Financial                    2,693                    800 (c)        3,493
  Other expense                  629                                     629

Income before income taxes     7,480       2,253      1,432           11,165

Income taxes                   2,947         856        559 (d)        4,362

Net income                  $  4,533     $ 1,397    $   873         $  6,803

Net income per share        $    .76                                $   1.14

Average number of common
   shares outstanding          5,972                                   5,972




See notes to unaudited pro forma consolidated financial statements CADMUS COMMUNICATIONS CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


Note 1 - Basis of Reporting

     The accompanying unaudited pro forma consolidated financial statements of Cadmus Communications Corporation and Subsidiaries (the Company) give effect to the acquisition of Waverly Press (the Acquired Company), an operating division of Waverly, Inc., on November 1, 1993, as if such transaction had occurred as of July 1, 1992 for the Statement of Income and as of June 30,











1993 for the Balance Sheet.

     The pro forma information is based on the historical financial statements of the Acquired Company giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the Pro Forma Consolidated Statement of Income and Balance Sheet. The purchase method of accounting resulted in a new basis of accounting for the Acquired Company assets and liabilities. Such new basis has been determined in accordance with generally accepted accounting principles based upon the assigned purchase price of $15,604,000. The assigned purchase price is preliminary and is not intended to be an indication of the final value to be assigned to the net assets acquired and liabilities assumed of the Acquired Company. There are additional payments of up to $4,500,000 which are contingent upon confirmation of certain representations made by Waverly, Inc. and certain contingencies relating to 1994 operations of the Acquired Company.

     The pro forma information does not purport to be indicative of the combined results of operations or financial position that would have been reported had the transaction taken place as of July 1, 1992 with respect to the Statement of Income, and as of June 30, 1993 with respect to the Balance Sheet, as the case may be, or future results of operations or financial position of the Company. The Pro Forma Consolidated Statement of Income and Balance Sheet should be read in conjunction with the Company's separate historical consolidated financial statements, not included herein, and related notes thereto, and the historical financial statements and notes thereto of the Acquired Company included elsewhere herein.

Note 2 - Consolidated Balance Sheet Pro Forma Adjustments

The pro forma consolidated balance sheet gives effect to the adjustments described below.

(a) Adjustment to record the net assets acquired and liabilities assumed at their fair values with the excess of the fair value of the net assets acquired over the assigned purchase price allocated proportionately to reduce non-current assets.

(b) To restate inventory from the last-in, first-out method of accounting to the first-in, first-out method.
                     CADMUS COMMUNICATIONS CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


(c) To exclude assets and liabilities not included in the transaction (in thousands):

          Assets
          Prepaid pension                           $1,431


          Liabilities
          Current deferred income taxes             $   31
          Postretirement benefit obligation          3,347
          Deferred income taxes, non-current           500











            Total liabilities                       $3,878

(d) To record an accrual for compensated absences of the Acquired Company's employees which was previously recorded on Waverly, Inc. financial statements.

(e) Pro forma adjustment to record additional debt incurred to fund the acquisition.

     On December 23, 1993, the Company entered into an agreement with two insurance companies for the private placement of $40,000,000 in senior notes with an average life of 8.1 years and a final maturity in 2003. These senior notes carry a coupon rate of 6.74%. The proceeds of this placement were used to finance the acquisition of the Acquired Company and to repay short-term revolving bank debt.

     The Company has also entered into an interest rate swap agreement to convert $35,000,000 of the senior notes to floating rate debt. The swap agreement has a term of 3 years and effectively converts the $35,000,000 of the private placement debt to variable rate debt. Under the terms of this agreement, the Company makes payments at variable rates which are based upon six-month LIBOR and receives payments at a fixed interest rate.

(f)  Adjustment to eliminate divisional equity of the Acquired Company.

Note 3 - Consolidated Statement of Income Pro Forma Adjustments

The pro forma consolidated statement of income gives effect to the adjustments described below.

(a) Adjustment to reflect pro forma depreciation expense on the fair values of property and equipment calculated using the straight-line method over the estimated remaining useful lives of the assets acquired (two to twenty years). The decrease in depreciation expense is due primarily to a reduction in the assigned property and equipment values resulting from the application of the purchase method of accounting, and the related reassignment of estimated useful lives of these assets.
                      CADMUS COMMUNICATIONS CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


     The total decrease in depreciation expense is $1,653,000 of which $1,422,000 has been recorded as an adjustment to cost of sales. The remaining $231,000 represents a reduction of selling and administrative expenses.

     If the contingent payments of $4,500,000 are made (see Note 1), additional depreciation expense of $720,000 will be recorded of which $605,000 will increase cost of sales and $115,000 will increase selling and administrative expenses. This increase in depreciation expense would have the effect of reducing pro forma net income by $0.07 per share.

(b)  Adjustments to selling and administrative expenses are as follows:












                                                Fiscal Year Ended
                                                  June 30, 1993
                                                  (in thousands)

     Waverly, Inc. corporate overhead allocation $(500) Savings due to consolidation and
       elimination of duplicative services             (300)
     Reduction in depreciation expense (Note a)        (231)
     Change in accounting for compensated
       absences                                         121
     Increase in bad debt expense                       100

        Total                                         $(810)

     Selling and administrative expenses are reduced by the amount of Waverly, Inc. corporate overhead previously allocated to the Acquired Company. Reductions to selling and administrative expenses of $300,000 are expected to result from the consolidation of functions and the elimination of duplicative services and facilities. In addition, selling and administrative expenses have been increased $121,000 to record an expense for compensated absences [see Note 1 (d)]. Also, expense has been increased $100,000 to reflect what the Company believes to be more representative of bad debt expense on a recurring basis.

(c) Adjustment to record interest expense on debt obtained to finance the acquisition at an effective rate of 5.1%. The effect of a 1/8% change in the effective average interest rate would approximate a change in the interest expense of $20,000 for the year ended June 30, 1993.

     If the contingent payments of $4,500,000 are made (see Note 1), additional interest expense of $230,000 will be incurred which will result in a $0.07 per share reduction in pro forma net income

(d) Represents the tax effect of pro forma adjustments at an effective tax rate of 39%.




          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CADMUS COMMUNICATIONS CORPORATION



January 24, 1994                   By: /s/ C. Stephenson Gillispie, Jr.
    (Date)                             C. Stephenson Gillispie, Jr.
                                       President and Chief Executive
                                         Officer